Exhibit 10.43

PURCHASE AND SALE AGREEMENT

     THIS AGREEMENT (“Agreement”) is made this 28th day of January , 2002 (the “Effective Date”), by and between 211 College Road Associates, a New Jersey general partnership ( “Seller”), having an address at 2244 Main Street, Kingston, New Jersey 08528, and Interpool, Inc., a Delaware corporation (the “Buyer”), having an address at 211 College Road East, Princeton, New Jersey 08540.

W I T N E S S E T H:

     For and in consideration of the mutual premises and covenants contained in this Agreement, Seller and Buyer hereby agree as follows:

PROPERTY

Seller is the owner of a leasehold interest in that certain property commonly known as 211 College Road East, Plainsboro Township, New Jersey 08540 and more particularly described on Exhibit A, attached hereto (the “Property”). Subject to the terms and conditions of this Agreement, Seller hereby agrees to convey to Buyer the Property, together with all buildings and improvements thereon and all rights and appurtenances pertaining thereto, including:

All right, title and interest, if any, of Seller in and to any land in the bed of any street, road or avenue, open or proposed, in front of or adjoining the Property;

All right, title and interest, if any, of Seller to any rights-of-way or rights of ingress or egress on or to any land, street, road or avenue, open or proposed, in, on, across, in front of, abutting or adjoining any part of the Property;

All right, title and interest, if any, of Seller in and to any easements adjacent to or serving the Property; and Any reversionary rights attributable to Seller with respect to the Property

The term “Property“shall also include the following:

All personal property, machinery, apparatus, and equipment situated on the Property owned by Seller (the “Personal Property”). The Personal Property to be conveyed is subject to depletions, replacements and additions in the ordinary course of the operation, repair and maintenance of the Land and Improvements.

All current occupancy leases affecting the Property or any part thereof and the security deposits and guarantees related thereto, if any (the “Leases”) and service contracts currently in effect (the “Service Contracts”), copies of any plans and specifications, if any, for the Improvements in the possession of Seller (the “Plans”), and copies of any permits and Certificate of Occupancy currently in effect and in possession of Seller (the “Permits”).

PURCHASE PRICE

Buyer agrees to pay, and Seller agrees to accept, the sum of SIX MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS ($6,250,000.00) (the “Purchase Price”) for the assignment and/or purchase and sale, as applicable, of the Property which shall be paid as follows:

Upon execution of this Agreement by Buyer and Seller, receipt of which is hereby acknowledged, a Deposit to be held in escrow under the terms described below, in the amount of .............................................$625,000.00

At the closing of title pursuant to the terms of this Agreement, in cash, by certified or bank cashier’s check, or by wire transfer to an account designated by Seller, the balance of the Purchase Price, subject to the adjustments and prorations set forth in this Agreement...............................................................$ 5,625,000.00

The Deposit referenced in Section 0 above shall be held in escrow by Kathleen C. Francis, Buyer’s attorney (the “Escrow Agent”) in a non-interest-bearing attorney trust account.

If this Agreement is canceled by Buyer pursuant to its terms and Buyer is not in default, at the time of said cancellation the Escrow Agent shall return any Deposit thereon to Buyer. Upon the return of the Deposit thereon to Buyer, this Agreement shall be deemed null, void and of no force and effect and neither Buyer, nor Seller, shall have any further obligations to the other by reason of this Agreement, except that the obligation of Buyer to indemnify Seller from claims and losses caused by Buyer’s entry upon the Property shall survive in accordance with 0 herein.

If any disagreement or dispute shall arise between Buyer and Seller resulting in adverse claims and demands being made for the Deposit, whether or not litigation has been instituted, then, and in any such event, the Escrow Agent shall refuse to comply with any claims or demands on it and continue to hold the Deposit until the Escrow Agent receives either (i) a written notice signed by both Buyer and Seller directing the disbursement of the Deposit or (ii) a final order of a court of competent jurisdiction entered in a proceeding in which Buyer, Seller and the Escrow Agent are named as parties, directing disbursement of the Deposit, in either of which events the Escrow Agent shall then disburse the Deposit in accordance with said direction. The Escrow Agent shall not be or become liable in any way, or to any person, for this refusal to comply with such claims or demands until and unless it has received a direction of the nature described in (i) or (ii) above, and upon the taking by the Escrow Agent of any of the actions described in (i) or (ii) above, the Escrow Agent shall be released of and from all liability hereunder.

Anything to the contrary set forth above notwithstanding, in the event there is a disagreement or dispute between Buyer and Seller resulting in adverse claims and demands for the Deposit, the Escrow Agent, on ten (10) days prior notice, pursuant to the notice provisions of this Agreement, to Buyer and Seller, (i) may take such affirmative steps as it may, at its option, elect in order to terminate its duties as the Escrow Agent, including, but not limited to, depositing the Deposit with a court of competent jurisdiction and the commencement of an action for interpleader, the cost thereof to be borne by whichever of Buyer or Seller is the losing party, or (ii) if litigation between Buyer and Seller over entitlement to the Deposit has commenced, depositing the Deposit with the clerk of the court in which said litigation is pending. Upon the Escrow Agent taking either of the actions described in (i) or (ii) above, it shall be released of and from all liability under this Agreement except for any previous gross negligence or willful misconduct.

Buyer and Seller acknowledge that the Escrow Agent is acting solely as a stake holder at their request and for their convenience, that the Escrow Agent shall not be deemed to be the agent of either of the parties, and that the Escrow Agent shall not be liable to either of the parties for any act or omission on its part unless taken in bad faith, in willful disregard of this Agreement, or involving gross negligence. Buyer and Seller shall jointly and severally indemnify and hold harmless the Escrow Agent from and against all costs, claims and expenses, including reasonable attorneys’ fees incurred in connection with the performance of the Escrow Agent’s duties under this Agreement, except with respect to actions or omissions taken or suffered by the Escrow Agent in bad faith, in willful disregard of this Agreement, or involving gross negligence of the Escrow Agent. The parties acknowledge and agree that the Escrow Agent is also the attorney for Seller and Buyer, but is not acting as the attorney for Seller or Buyer when it is acting as the Escrow Agent. The Escrow Agent shall be prohibited from representing the Seller in any dispute over the Deposit.

INVESTIGATION AND CONTINGENCY

Investigation Period. Buyer shall have a period commencing on the Effective Date and expiring at 11:59 P.M. on the twentieth (20th) day following the Effective Date (such twenty day period being referred to herein as the “Investigation Period”), at its sole cost and expense, to inspect the Property and conduct such mechanical and engineering inspection and such sampling or non-destructive testing as Buyer shall reasonably deem necessary during normal business hours, subject to the terms and conditions set forth in this 0. Within two (2) days of the Effective Date, Seller shall provide Buyer with Seller’s financial statements and tax returns for the two most recent years; current property tax bills; water, sewer and utility bills for the last twelve (12) months; copies of all Leases (as defined herein); copies of all tenant correspondence; copies of maintenance bills for the last twelve (12) months; and copies of all Service Contracts (as defined herein), copies of all surveys; copies of all environmental reports; all of the foregoing to the extent that Seller has such items in its possession.

Notice of Unacceptable Condition. In the event that Buyer shall discover any unacceptable condition during the Investigation Period (an “Unacceptable Condition”), Buyer shall give written notice of the Unacceptable Condition(s) to Seller prior to the expiration of the Investigation Period, including a detailed description of Buyer’s objection to the Unacceptable Condition and any necessary treatment to repair or eliminate any Unacceptable Condition, together with a copy of the Investigation Report(s) indicating the Unacceptable Condition(s), if any, and if the Unacceptable Condition is of the sort which can reasonably be repaired or remedied by Seller, a statement of the repairs or remediation that would render the Unacceptable Condition acceptable.

Seller’s Right to Cure Unacceptable Condition. Upon Seller’s receipt of the Buyer’s notice in accordance with 0 and the accompanying materials, if any, Seller shall have five (5) days to provide written notice to Buyer of Seller’s intent to: (i) cause any Unacceptable Condition to be repaired or eliminated prior to the Closing at Seller’s sole cost and expense, (ii) provide the Buyer with a credit against the Purchase Price, to be paid at Closing in an amount equal to the estimated cost (as determined by Seller’s contractors) to repair or eliminate any Unacceptable Condition, or (iii) take no action. In the event that Seller elects option (ii), Buyer shall be granted the right to obtain estimates to substantiate those of the Seller’s contractors. In the event that the parties cannot reach mutual agreement as to the amount to credit toward the Purchase Price, either party may terminate this Agreement.

In the event that Seller notifies Buyer of its intent to take no action with respect to an Unacceptable Condition, Buyer may either accept the Property subject to such Unacceptable Condition without credit or abatement of the Purchase Price or terminate this Agreement.

During the Investigation Period, Buyer is hereby granted the right to enter upon the Property upon reasonable prior telephone notice to Seller to conduct the Investigations. At Seller’s option, Seller or Seller’s agent may be present for any Investigation.

In conducting any Investigation, Buyer and its agents and representatives shall: (i) not unreasonably disturb or interfere with Seller’s or any tenant’s use of the Property; (ii) not damage any part of the Property or any personal property owned or held by any person or entity; (iii) maintain comprehensive general liability (occurrence) insurance in amounts not less than $1,000,000 per occurrence covering any accident arising in connection with the presence of Buyer, its agents and representatives on the Property and shall deliver a certificate of insurance verifying said coverage to Seller prior to entry upon the Property; (iv) not permit any liens to attach to the Property by reason of its rights hereunder; and (v) if closing of title contemplated hereunder does not occur, fully restore the Property to as close a condition as feasible to what it was before any such inspection or tests were undertaken.

Buyer hereby agrees to indemnify, defend and hold Seller, and Seller’s agents, employees, successors and assigns harmless from and against any and all liens, claims, causes of action, damages, liabilities, demands, suits, obligations, losses, penalties, costs and expenses (including reasonable counsel fees) arising out of Buyer’s inspections or tests permitted hereunder or any violation of the provisions of 0 hereof. The indemnification and hold harmless provisions of this paragraph shall survive the termination of this Agreement for a period of two (2) years, but only with respect to claims covered by the aforesaid indemnification and hold harmless provision, arising out of the acts and/or omissions of Buyer, its agents, employees or consultants during the time period that the Agreement was in effect.

If Buyer notifies Seller at any time prior to the expiration of the Investigation Period in writing of its election to terminate this Agreement in accordance with Section 0, Buyer shall turn over all Investigation Reports (as defined below) to Seller and thereupon, the Escrow Agent shall return the Deposit and the interest earned thereon to Buyer, whereupon neither Seller nor Buyer shall have any further liability or obligation to the other hereunder, except that the obligation of Buyer to indemnify Seller from claims and losses caused by Buyer’s entry upon the Property shall survive in accordance with 0 herein. If Buyer shall fail to timely notify Seller in writing of its option to terminate this Agreement on or before the expiration of the Investigation Period, the termination right described in Section 0 shall automatically be null and void, and this Agreement shall remain in full force and effect except that if Buyer requests an extension of time for the Investigation Period, the need for which shall not have resulted from Buyer’s failure to promptly commence Buyer’s inspections and which Seller shall refuse to grant, Buyer may terminate this Agreement. The expiration of the Inspection Period , as same may have been extended, shall be deemed to be an acknowledgement by Buyer that (i) Buyer has inspected the Property, observed its physical and environmental characteristics and existing conditions, and had the opportunity to conduct inspections, (ii) Buyer waives any and all objections to or complaints about physical or environmental characteristics and existing conditions, including, without limit, subsurface conditions and solid and hazardous wastes and hazardous substances on, under, or related to, or associated with, the Property, and (iii) Buyer assumes the risk that adverse physical or environmental characteristics and existing conditions may not have been revealed by any Investigation performed by Buyer.

All data, reports, tests, including, but not limited to, any reports on soil borings, wetland studies, environmental audits, title reports and other third party-reports generated as part of Buyer’s investigations are referred to herein as “Investigation Reports.” Buyer shall keep the contents of the Investigation Reports strictly confidential and shall not provide the reports or copies of same to any party outside Buyer’s organization other than Seller. For purposes of this Agreement, “Buyer’s organization” shall include its employees, employees of related companies, agents, attorneys, consultants, prospective investors or lenders. This 0 shall survive the termination of this Agreement.

CONDITION OF TITLE

At Closing, Seller shall deliver to Buyer, and Buyer shall accept an assignment of Seller’s leasehold title to the Property, insurable at standard rates, with only standard exceptions, by a licensed New Jersey title insurance company, subject, however, to the following exceptions (the “Permitted Exceptions”), provided that the Permitted Exceptions do not render the title to the Property uninsurable at standard rates by a licensed New Jersey title insurance company and, provided further, that the Permitted Exceptions do not interfere with the use of the Property:

Existing easements and restrictions to title, if any;

Zoning regulations and municipal building restrictions, and all other laws, ordinances, regulations or other lawful actions of any Federal, State or local governmental authority;

Such facts as an accurate survey of the Property would show;

Easements or agreements existing at, or granted after closing of title, with telephone, gas, water, electric, cable communications or other public utility companies;

The terms and conditions of the Lease from The Trustees of Princeton University, Landlord, to 211 College Road Associates f/k/a College Road Associates, Tenant (the “Ground Lease”) and the Subleases from 211 College Road Associates to the tenants in possession (the “Subleases”), including, but not limited to Lessor’s right of reversion at the end of the term;

The acts and deeds of Buyer;
The rights of the tenants under the Leases;

Any easements, covenants, restrictions, reservations and agreements referred to in the Governing Documents (as defined herein); and

The matters approved or deemed approved by Buyer pursuant to 0.

Buyer shall, within two (2) business days of the Effective Date, apply for a title insurance commitment (“Title Commitment”) offering to issue to Buyer upon recording the deed to the Property and payment of the premium, an ALTA Owner’s Policy of Title Insurance. Buyer shall give Seller written notice of any defects in title (“Title Objections”) no later than thirty (30) days after the Effective Date. In the event Buyer notifies Seller of any Title Objections, Seller shall have the right, but not the obligation, to cure same to the satisfaction of Buyer; provided, however, Seller shall be obligated to cure all Title Objections that can be cured by the payment of money. If Seller elects not to cure the Title Objections or the Title Objections cannot be or are not cured within thirty (30) days of the date of the written notice from Buyer, Buyer shall have the right, as its sole and exclusive remedy, to either (i) accept title to the Property subject to the Title Objections without abatement of the Purchase Price in which case such Title Objections shall be deemed a Permitted Exception or (ii) terminate this Agreement. Such election shall be made by giving written notice to Seller within ten (10) days after receipt by Buyer of written notification from Seller that Seller will not cure the Title Objections. Buyer shall be deemed to have accepted the condition of title and any Title Objections, except for any new lien or encumbrance recorded against the Property subsequent to the expiration of the Investigation Period, unless Buyer has given Seller notice of the Title Objections during the Investigation Period and then existing Title Objections shall be deemed a Permitted Exception.

If this Agreement is cancelled by Buyer, pursuant to the provisions of 0, the Escrow Agent shall refund the Deposit, together any interest earned thereon to Buyer and this Agreement shall be deemed null, void and of no force and effect; and neither Buyer nor Seller shall have any further obligations to the other by reason of this Agreement, except that the obligation of Buyer to indemnify Seller from claims and losses caused by Buyer’s entry upon the Property shall survive in accordance with 0 herein.

POSSESSION

Seller shall deliver possession of the Property to Buyer upon the closing of title pursuant to the terms of this Agreement; subject to the right of the Existing Tenants as set forth in 0.

The parties hereby acknowledge that the Property is currently occupied by the tenants listed on Schedule 5.2 and in accordance with the lease agreements attached hereto as Exhibits D-1 through D-3.

CLOSING ADJUSTMENTS

The following items are to be prorated or adjusted as of the Closing Date:

Rents and other amounts due under the Leases actually received by Seller, payments under Service Contracts assigned to Buyer, personal property taxes, installment payments of special assessment liens (and Buyer shall be responsible to pay all installments of special assessments which are due after the Closing Date), sewer charges and operating or utility charges actually collected, billed or paid as of the date of Closing shall be prorated as of the Closing Date and be adjusted against the Cash Balance due at Closing, rents, including; without limitation expense pass throughs, percentage rents and other sums paid by tenants, licenses and concessionaires and collected by Seller under the Leases prior to the Closing, provided that within sixty (60) days after Closing, Buyer and Seller will make a further adjustment for such rents, payments, taxes or charges which may have been incurred for the period of time before Closing, but not billed or paid at that time.

Non-delinquent real and/or personal property taxes will be prorated as of the Closing Date using the most recent ascertainable tax bill therefor.

The full amount of security deposits paid under the Leases, which have not been applied by Seller shall be credited to Buyer by application against the amount due at Closing.

All prorations and Closing adjustments shall be made on the basis of a 30 day calendar month. Utility prorations for closing will be made by utility readings as close to the date of closing as practical.

Added Assessments: The Seller represents that the Seller knows of no existing or partly constructed municipal or condominium improvements affecting the property which have been assessed and not fully paid for. Accordingly, (a) if there is a confirmed municipal or condominium assessment against the property within six (6) months from Closing Date, the Seller shall pay the balance of that assessment before or at closing; or (b) if a municipal improvement has been started and has not yet been confirmed, but for which there will be a future assessment against the Property, the Seller shall the full amount of that assessment at closing . If the amount is not known at that time, the parties agree to the holding of an escrowed amount reasonably calculated to pay the assessment in full when it becomes known or (c) if there is an unconfirmed assessment for a municipal improvement which has not been started before the Effective Date of this Agreement, then the Buyer will be responsible for the payment of that assessment when it is confirmed by the municipality.

BROKERAGE COMMISSION AND DISCLOSURE

Buyer and Seller hereby represent and warrant to each other that no broker is involved in connection with the sale hereunder. Buyer and Seller further covenant and agree to indemnify and hold harmless each other from, for, against, and in respect of any and all losses, liabilities, costs, claims, finder’s fees, commissions, damages, demands, obligations, actions, appeals, awards, arbitrations, suits, set-offs, penalties, proceedings and expenses, including, but not limited to, reasonable attorney fees and court costs incurred or asserted against the indemnified party by reason of the indemnifying party’s relations with any Broker. The mutual indemnification provisions of this 0 shall survive the closing of title hereunder.

CLOSING

Closing of title (the “Closing”) shall take place as soon as possible after the Effective Date; provided that Buyer has not terminated the Agreement within the time allowed. Closing shall be held at the 211 College Road East, Princeton, New Jersey 08540 offices of Seller’s attorney or at such other location as may be mutually agreeable to the parties.

Effective upon Closing, Seller may notify all contractors and utility companies serving the Property of the sale of the Property and to (i) return any deposit or deposits posted by Seller, (ii) terminate Sellers’ accounts effective on noon on the date of Closing, and (iii) direct to Buyer all bills for services provided to the Property on and after the date of Closing.

DELIVERIES AT CLOSING

At or prior to the closing of title, pursuant to this Agreement, Seller shall deliver the following to Buyer: An Assignment of Seller’s leasehold interest in the Property, in recordable form.

An Affidavit of Title to Seller’s leasehold interest, reasonably acceptable to Buyer and Buyer’s title insurance company.

A Bill of Sale with respect to the Personal Property, if any, in the form of Exhibit B attached hereto and made a part hereof.

An Assignment and Assumption of Service Contracts, Permits and Plans substantially in the form of Exhibit C attached hereto and made a part hereof.

All assigned Service Contracts, Permits and Plans.

An Assignment and Assumption of Leases substantially in the form of Exhibit D attached hereto and made a part hereof.

Copies of all Leases which Buyer has agreed to assume pursuant to this Agreement which Leases shall be delivered to Buyer at Closing

A letter advising the tenants under the Leases of the change in ownership and management of the Premises, that Buyer has assumed the Leases and has agreed to refund any security deposits under the Leases, and directing such tenants to make payments to Buyer as Buyer may direct.

An Affidavit pursuant to the Foreign Investment in Real Property Tax Act.

Such company resolutions and/or other consents required to convey the Property to Buyer and which are reasonably required by Buyer’s title insurance company or lender.

Buyer shall deliver the following documents and materials to Seller at the closing of title, pursuant to this Agreement:

The Assignment and Assumption in the form of Exhibit C hereto.

The Assignment and Assumption of Leases in the form of Exhibit D hereto.

A closing statement mutually agreed upon by Buyer and Seller.

The balance of the Purchase Price, plus or minus prorations as determined pursuant hereto.

Estoppel certificates for all tenants.

GOVERNING DOCUMENTS

Governing Documents. Buyer acknowledges that the Property being purchased is a portion of the real property and improvements which have been made subject to the Ground Lease and the Subleases. The nature and extent of the rights and obligations of the Buyer in acquiring and owning the Property will be controlled by and subject to the Ground Lease, and the Subleases, (all of which documents are collectively referred to herein as the “Governing Documents”). This means that the Property will be governed, regulated by and subject to the rights of others under any covenants, conditions, restrictions, reservations, rules, regulations, easements or agreements contained or referred to in the Governing Documents. Buyer agrees to comply with all of the terms, conditions and obligations set forth therein. Any amendments to the Governing Documents which are now or hereafter lawfully made will also be binding on Buyer.

NOTICES

Buyer and Seller agree that all notices required or permitted to be given hereunder will be effective upon receipt if delivered by hand, registered or certified mail, return receipt requested, or by federal express or other reliable overnight mail service, addressed to:

As to Seller:	211 College Road Associates 4422 Main Street Kingston, New Jersey 08528

As to Buyer:	Interpool, Inc. 211 College Road East Princeton, NJ 08540 Attn: Kathleen C. Francis

Notices shall be deemed to have been received on the date delivered when sent by hand delivery, within three (3) business days when sent by registered or certified mail and the next day when sent by federal express or other reliable overnight courier.

Buyer or Seller may change the aforesaid addresses by written notice, pursuant to the provisions of this 0.

CONDEMNATION

Seller represents that it is not aware of the institution or proposed institution of any proceeding, judicial, administrative or otherwise, which shall relate to proposed taking of the Property, or any part thereof, by eminent domain. In the event of any institution of any proceeding, judicial, administrative or otherwise, which shall relate to the proposed taking of the Property, or any part thereof, by eminent domain prior to the closing of title, Buyer may either:

terminate Buyer’s obligations under this Agreement, at which point the Escrow Agent shall return the Deposit paid by Buyer to Buyer. Upon the receipt of the Deposit, this Agreement shall terminate and neither Buyer nor Seller shall have any further liability to the other by reason of this Agreement, except that the obligation of Buyer to indemnify Seller from claims and losses caused by Buyer’s entry upon the Property shall survive in accordance with 0 herein;

or accept the Property in the condition in which the Property is left following such condemnation proceeding, and in such event, Buyer shall pay the full Purchase Price and Seller shall assign to Buyer all the condemnation proceeds and/or all of Seller’s right, title or interest in any such proceeds as the case may be.

Seller hereby agrees to furnish Buyer with notification, pursuant to the notice provisions of this Agreement, with respect to any notification of proposed taking promptly after Seller’s receipt of notice of any such taking. Within twenty (20) days of notice from Seller of any such event, Buyer shall notify Seller, pursuant to the notice provision hereunder, as to which of the options above Buyer elects. If Buyer fails to so notify Seller, Buyer shall be deemed to have elected the option set forth in Section 0 above, and this Agreement shall remain in full force and effect.

REPRESENTATIONS AND WARRANTIES

Seller represents and warrants that:

Seller has the authority to enter into and perform its obligations under this Agreement and to carry out the transactions contemplated hereby.

There is not presently pending, or to the best of Seller’s actual knowledge, threatened any litigation which would in any way prohibit or impede the approval, execution or consummation of this Agreement by Seller. Buyer represents and warrants that:

Buyer has full power, in accordance with law, to enter into this Agreement and to carry out the transaction provided for herein.

Neither the execution and delivery of this Agreement nor the consummation of the transaction provided for herein shall constitute a material breach or violation of any agreement or other instrument to which Buyer is a party or to which Buyer may be subject, or will constitute a material violation or breach of any law, order or regulation of any governmental authority having jurisdiction. Buyer has sufficient financial ability to consummate the transaction described herein.

There is not presently pending, or to the best of Buyer’s actual knowledge, threatened any litigation which would in any way prohibit or impede the approval, execution or consummation of this Agreement by Buyer. Seller shall assume and indemnify any existing or pending litigation again 211 College Road Associates.

The foregoing representations of Buyer and Seller shall be true as of the Closing and shall not survive the Closing Date.

PROPERTY CONVEYED “AS IS”

Notwithstanding anything herein to the contrary, it is understood and agreed that, except for the limited representations set forth in 0, Seller has not made and is not making, and specifically disclaims, any warranties, representations or guaranties of any kind or character, express or implied, oral or written, past, present or future, with respect to the Property, including, but not limited to, warranties, representations or guaranties as to (i) matter of title (except as to Seller’s covenants set forth in the deed to be delivered at closing), (ii) environmental matters relating to the Property or any portion thereof, (iii) geological conditions or that the foundations of the building are not sinking, (iv) whether, and to the extent to which the Property or any portion thereof is affected by any stream (surface or underground), body of water, flood prone area, flood plain, floodway or special flood hazard, (v) drainage, (vi) soil conditions, (vii) zoning to which the Property or any portion thereof may be subject, (viii) the availability of any utilities to the Property or any portion thereof, including, without limitation, water, sewage, gas and electric, (ix) usages of adjacent property, (x) access to the Property or any portion thereof, (xi) the presence of hazardous substances in or on, under or in the vicinity of the Property, (xii) the potential for development of the Property, or (xiii) the merchantability of the Property or fitness of the Property for any particular purpose.

Except for the limited representations set forth elsewhere herein, Buyer has not relied upon and will not rely upon, either directly or indirectly, any representation or warranty of Seller or any of Seller’s agents and acknowledges that no such representations have been made. Buyer represents that it is a knowledgeable, experienced and sophisticated Buyer of real estate and, except for the limited representations of Seller made elsewhere herein, that it is relying solely on its own expertise and that of Buyer’s consultants in purchasing the Property. Buyer acknowledges and agrees that upon closing of title, Seller shall sell and convey to Buyer and Buyer shall accept the Property “AS IS,” “WHERE AS,” and with all faults. Buyer further acknowledges and agrees that there are no oral agreements, warranties or representations, collateral to or affecting the Property by Seller, any agent of Seller or any third party.

The terms and conditions of this 0 shall expressly survive Closing and not merge with the provisions of any closing document.

DEFAULT REMEDIES

If Buyer shall default under this Agreement after the expiration of the Investigation Period, Seller may pursue any and all remedies available at law or in equity.

If Seller shall default under this Agreement, Buyer shall be entitled to pursue any and all remedies available at law or in equity.

Before either party may pursue its remedies against the defaulting party, the party claiming a default shall give written notice of such default, pursuant to the notice provisions of this Agreement, to the other party and such party shall have fifteen (15) days after receipt of such notice to correct such default and/or non-performance under this Agreement

MISCELLANEOUS

Assignment. Except as consented to in writing by Seller, any purported assignment and/or transfer of this Agreement by Buyer shall be null and void. Seller shall have the right to assign this Agreement to any person or entity that assumes the obligations of Seller under this Agreement.

Waiver. Except as specifically set forth herein, the failure by either Buyer or Seller to object or take any affirmative action with respect to any conduct of the other party which is in violation of this Agreement shall not constitute, nor be construed as a waiver thereof, or of any future breach or subsequent wrongful conduct, and the waiver by Buyer of any contingency under this Agreement shall not be deemed a waiver of any other contingencies under this Agreement, other than the contingency expressly waived by said waiver.

Headings. All paragraph and subparagraph headings used herein are included for convenience of reference purposes only and shall be accorded no consideration in the interpretation of the provisions, terms and conditions of this Agreement.

Parity. This Agreement shall be construed and interpreted without regard to any cannon, rule, law, custom or statute providing for interpretation against the draftsman. This Agreement has been negotiated equally between both Buyer and Seller.

Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original hereof, but all of which, taken together, shall constitute one and the same instrument, and, in making proof of this Agreement, it shall not be necessary for any party to produce or account for more than one such counterpart.

Interpretation. For all purposes hereof, words connoting a particular gender shall, where applicable, be deemed to mean and include the correlative words of the other two genders, and words importing the plural number shall, where applicable, be deemed to mean and include the correlative words of the singular number and vise versa.

Severability. In the event that any one or more of the provisions of this Agreement, or any parts thereof, shall be deemed invalid or unenforceable by any court of competent jurisdiction, or shall otherwise conflict with applicable law, such provisions, or parts thereof, shall be deemed deleted herefrom, and this Agreement shall be construed to give effect to the remaining provisions hereof, which shall be and remain in full force and effect.

Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without regard to the principles of conflicts of law. Buyer and Seller hereby consent to the jurisdiction of Superior Court of New Jersey, Law or Equity Division, Mercer County.

Entire Agreement. This Agreement is the entire Agreement between Buyer and Seller covering the sale and purchase of the Property. There are no oral or written promises, conditions, representations, undertakings, interpretations, other written documents or terms of any nature as conditions or inducements to the signing of this Agreement which are in effect between Buyer and Seller, other than this Agreement. This Agreement may only be amended in a writing signed by both Buyer and Seller.

Authority. Buyer and Seller each represent and warrant that they have the authority to enter into and have duly entered into this Agreement and that the persons signing this Agreement on behalf of Buyer and Seller have been duly authorized and are empowered to do so.

Recording. Neither the Buyer nor the Seller shall record either this Agreement or any memorandum summarizing this Agreement.

     IN WITNESS WHEREOF, the Buyer and the Seller execute this Agreement the day and year first above written.

WITNESS/ATTEST: _______________________________	SELLER 211 College Road Associates By: ________________________________ Martin Tuchman General Partner BUYER Interpool, Inc.

_______________________________	By: ________________________________ Mitchell I. Gordon Chief Financial Officer and Executive Vice President

Schedule 5.2 Current Tenants of the Property

1.	Interpool, Inc.

2.	HACBM

3.	Cosmic Software Technology, Inc.

4.	Staffing Alternatives

5.	Personal Computer Rentals, Inc.

EXHIBIT A PROPERTY DESCRIPTION

EXHIBIT B
BILL OF SALE

     KNOW ALL MEN BY THESE PRESENTS: that _______________________, a _________________________(the “Seller”), has granted, bargained, sold and delivered, and by these presents does grant, bargain, sell and deliver, unto _____________________________(the “Buyer”) for good and valuable consideration as set forth in that certain Agreement for Purchase and Sale dated ______________________________ by and between Seller and Buyer (the “Purchase Agreement”), the receipt and sufficiency of which is hereby acknowledged, all of Seller’ right, title and interest in and to all of the Personal Property (as defined in the Purchase Agreement), on an “AS-IS’ and “WHERE-IS” basis, and with all faults as of the date hereof, except as set forth specifically to the contrary in the Purchase Agreement, TO HAVE AND TO HOLD said Personal Property unto Buyer, its successors and assigns, to and for its own proper use, benefit and behoof forever.

     IN WITNESS WHEREOF, Seller has executed and delivered this Bill of Sale as of the ____ day of _________, 2002.

By: _____________________________

EXHIBIT C
ASSIGNMENT AND ASSUMPTION AGREEMENT

     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Agreement”) is made this ____ day of _______, 2001, by and between _____________________________, a _____________________ (the “Seller”), and ____________________________ (the “Buyer”).

B A C K G R O U N D:

     A. Buyer and Seller are parties to a certain Agreement for Purchase and Sale of Real Estate dated ______________ ____, ________ (the “Purchase Agreement”).

     B. In connection with and as a condition to the closing of the transactions contemplated by the Purchase Agreement, Seller desires to sell, transfer, convey and assign all of its right, title and interest in and to the Service Contracts, the Plans and the Permits (each as defined in the Purchase Agreement and collectively, the “Assets”).

     C. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

     NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, Seller and Buyer agree as follows:

     1. Assignment. Seller hereby sell, transfer, convey and assign the Assets unto Buyer, on an “AS-IS” and “WHERE-IS” basis, with all faults as of the date hereof, except as expressly provided to the contrary in the Purchase Agreement, and Buyer accepts such assignment from Seller.

     2. Assumption. Buyer hereby assumes all of the liabilities and obligations of Seller arising after the date hereof with respect to the Service Contracts.

     3. No Other Liabilities of Seller Assumed. Except with respect to the Service Contracts as set forth above or as otherwise provided in the Purchase Agreement, Buyer does not agree to and shall not assume any liabilities or obligations of Seller of any kind, nature or description whatsoever, known or unknown, matured or unmatured, absolute, contingent or otherwise.

     4. Consent Requirements. Notwithstanding anything to the contrary contained in this Agreement, this Agreement shall not constitute an assignment or an attempted assignment by Seller or an assumption by Buyer of rights or obligations under any of the Service Contracts if an attempted assignment and assumption of the same without the consent of another party would constitute a breach thereof or a violation of any law or regulation unless and until such consent shall have been obtained. If any such consent is not obtained, Seller and Buyer agree to cooperate with the other in any reasonable arrangement designed to enable Buyer, on behalf of Seller, to perform under, and to provide for Buyer the benefits of, any such Service Contracts, at the cost and for the account of Buyer, including the enforcement of any and all rights of Seller against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise.

     5. Further Assurances. Subject to applicable law, Seller and Buyer shall execute, acknowledge and deliver all such further conveyances, assumptions, releases and such other instruments, and shall take such further action as may be necessary or appropriate, to assure more fully to Buyer and its successors and assigns all of the properties, rights, title, interests, estate, remedies, powers and privileges conveyed, or intended to be conveyed, to Buyer hereby.

     6. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by Seller and Buyer.

     7. Headings. Title headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     8. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings, both written and oral, with respect to the subject matter hereof.

     9. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person or entity, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

     10. Governing Law and Consent to Jurisdiction and Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New Jersey. Seller and Buyer agree that sole and exclusive jurisdiction over and proper venue relating to any controversy or claim arising out of, or relating to this Agreement or the breach thereof shall reside in the state courts of the State of New Jersey and the United States District Court for the District of New Jersey. This Agreement shall be construed without the aid of any canon, custom or rule of law requiring construction against the draftsman.

     11. Counterparts. This Agreement may be executed in one (1) or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one (1) and the same agreement.

     IN WITNESS WHEREOF, the undersigned have caused this Assignment and Assumption Agreement to be executed as of the date and year first above written.

By: ______________________________

AGREED AND ACCEPTED BY

By: ______________________________

EXHIBIT D
ASSIGNMENT AND ASSUMPTION OF TENANT LEASES

     THIS ASSIGNMENT AND ASSUMPTION OF TENANT LEASES (the “Assignment”) is made this __ day of ___________, 2002 by and between________________________, a _____________________(the “Seller”), and __________________ (the “Buyer”).

B A C K G R O U N D:

     A. Seller is the owner of certain premises located at 211 College Road East, Plainsboro Township, New Jersey (the “Premises”) which Premises are subject to each of the leases identified on Schedule “A” attached hereto (collectively, the “Leases”).

     B. The Assignor and Assignee are parties to a certain Agreement for Purchase and Sale (the “Purchase Agreement”) pursuant to which the Assignor proposes to sell, transfer, convey and assign certain assets of the Assignor to Assignee including, without limitation, all of the Assignor’s right, title and interest in and to the Leases.

     C. The Assignor possesses all right, title and interest in and to the Leases, as lessor, and wishes to assign to the Assignee all of their respective right, title and interest in and to the Leases including, without limitation, the security deposits held by the Assignor pursuant to the Leases.

     D. The Assignee wishes to accept the assignment from the Assignor of all of the Assignor’s right, title and interest in and to the Leases and to assume all of the obligations of the Assignor under the Leases, as lessor.

     E. For purposes of this Assignment, all capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Purchase Agreement.

     NOW, THEREFORE, in consideration of the foregoing background, the mutual covenants and agreements contained herein and the Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Assignor and the Assignee, intending to be legally bound, hereby agree as follows:

     1. Assignment. The Assignor hereby assigns, transfers, sells and conveys all of its right, title and interest in and to the Leases to the Assignee including, without limitation, the security deposits held by the Assignor pursuant to the Leases.

     2. Assumption. The Assignee hereby accepts the assignment by the Assignor of all of the Assignor’s right, title and interest in and to the Leases and assumes all of the obligations of the Assignor under the Leases occurring from and after the date of this Agreement.

     3. Indemnification.

     (a) The Assignor, hereby acknowledges and agrees that the Assignor shall indemnify, defend and save the Assignee harmless of, from and against any and all claims, demands, actions, causes of action, suits, proceedings, damages, liabilities, costs and expenses of every nature whatsoever which relate to the obligations of the Assignor under the Leases, or any of them, or to the Premises and which accrued prior to the date of this Agreement including, without limitation, the return of any security deposits then due to the tenants thereunder and any interest accrued thereon.

     (b) The Assignee hereby acknowledges and agrees that the Assignee shall indemnify, defend and save the Assignor harmless of, from and against any and all claims, demands, actions, causes of action, suits, proceedings, damages, liabilities, costs and expenses of every nature whatsoever which relate to the obligations of the Assignee under the Leases, or any of them, or to the Premises and which accrue from and after the date of this Assignment including, without limitation, the return of any security deposits that may become due to the tenants thereunder and any interest accrued thereon.

     4. Entire Agreement; Governing Law. This Assignment contains the entire understanding of the parties with respect to the subject matter hereof, supersedes all prior or other negotiations, representations, understandings and agreements of, by or among the parties, express or implied, oral or written, which are fully merged herein. The express terms of this Assignment control and supersede any course of performance and/or customary practice inconsistent with any such terms. Any agreement hereafter made shall be ineffective to change, modify, discharge or effect any abandonment of this Assignment unless such agreement is in writing and signed by the party against whom enforcement of such change, modification, discharge or abandonment is sought. This Assignment shall be governed by and construed under the laws of the State of New Jersey. This Assignment shall be construed without the aid of any cannon, custom or rule of law requiring construction against the draftsman.

     5. No Waiver. Any party’s failure to enforce strictly any provision of this Assignment shall not be construed as a waiver thereof or as excusing either party from future performance. Any waiver, to be effective, must be in writing and signed by the party against whom it is sought to be enforced.

     6. Successor and Assigns. This Assignment shall inure to the benefit of, and be binding upon, the heirs, executors, administrators, successor and assigns of the respective parties hereto.

     7. Headings. Paragraph and Section headings herein shall have absolutely no legal significance and are used solely for convenience or reference.

     8. Counterparts. This Assignment may be executed in one (1) or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one (1) and the same agreement.

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Assumption of Tenant Leases to be executed as of the date and year first above written.

By: ______________________________

AGREED AND ACCEPTED BY

By: ______________________________

EXHIBIT D-1 INTERPOOL, INC. LEASE

EXHIBIT D-2 HACBM LEASE

EXHIBIT D-3 COSMIC SOFTWARE TECHNOLOGY, INC. LEASE

EXHIBIT D-4 STAFFING ALTERNATIVES LEASE

EXHIBIT D-5 PERSONAL COMPUTER RENTALS LEASE